UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015 (August 14, 2015)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	1-36300	46-2883380
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 Lexington Avenue, 26th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

_________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2015, we entered into the Fifth Amended Total Return Swap Confirmation Letter Agreement with UBS AG, London Branch (together with its affiliates “UBS”) to amend our existing $102.0 million term securitized financing facility (the “Term Financing”). The Term Financing was amended to (i) extend the Stated Maturity by one year to December 5, 2018 and (ii) increase all-in costs (interest and fees) to LIBOR plus 3.35% from LIBOR plus 3.00% (for the extended one-year period).

The description above is only a summary of the material provisions of the amendment to the Term Financing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015	CM FINANCE INC

	By:	/s/ Jai Agarwal
		Name:	Jai Agarwal
		Title:	Chief Financial Officer